Exhibit 99.1

IWT Tesoro Corporation Names vFinance as Company’s Investment Banker

Wednesday March 15, 9:29 pm ET

WESTPORT, CT—(MARKET WIRE)—Mar 15, 2006 — IWT Tesoro Corporation (OTC BB:IWTT.OB - News), an expanding wholesaler of imported, floor covering products from around the world, announced today that it has engaged vFinance Investments, Inc. as its investment banker. vFinance will provide merger and acquisition services and capitalization options for the Company’s continued national expansion.

Henry J. Boucher, CEO, said, “vFinance brings a clear understanding of our industry and added strength to our company’s growth and acquisition strategy through their financial partners and select investors. As IWT’s expansion strategy moves toward full, vertical integration throughout the supply chain, by acquisition and organic growth, the Company’s existing market increases from $2.2 billion for ceramics, porcelain, and natural stone tile, to over $22 billion, encompassing all floor covering products. vFinance brings the necessary added leverage, in the financial markets, for us to execute our corporate growth strategy.”

Jonathan C. Rich, Executive Vice President and Director of Investment Banking for vFinance, commented, “We are pleased to be affiliated with IWT and look forward to the prospects of helping them achieve their corporate objectives. IWT presents an attractive, promising growth company and situation where our experience and skill sets can prove valuable in procuring capital, expanding markets and enhancing shareholder value over the long term. As a strong industry participant in the floor covering products sector, IWT stands to benefit from its managerial and operational experience to emerge as a leader in the space.”

About vFinance

vFinance, Inc. is a diversified financial services company that provides investment banking, brokerage and trading services to more than 10,000 corporate, institutional and private clients worldwide. The Company has offices in New York, San Jose, Houston, Boca Raton and 26 other cities nationwide. Its subsidiary, vFinance Investments, Inc., has over $1 billion in assets under management and is a registered broker-dealer with the SEC and a member of the NASD.

The Company’s Web site (www.vfinance.com) is a leading destination on the Internet for companies seeking capital, as well as institutional and high net worth investors seeking dynamic high-growth companies. The site hosts more than 3.4 million visitors from over 160 countries annually.

About IWT Tesoro

IWT Tesoro Corporation is one of a few publicly traded tile distributors that is wholesale-driven. The Company does not compete with its own customers by having dealer stores as part of its business model. The Company’s philosophy is that it is its customers’ supplier, not their competition. This is a distinct reason as to why the Company’s been so successful. This wholesale focus is at the core of IWT Tesoro Corporation’s long-term growth and market strategy. Through IWT, as well as IWT Transport Inc., a subsidiary of the Company that operates as a licensed freight carrier, and its foreign subsidiary IWT Tesoro International Ltd., IWT Tesoro Corporation is focused on creating, marketing and delivering exclusive and premium flooring brands that meet customers’ different needs.

Certain statements in this press release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may address, among other things, the Company’s business and financing plans, regulatory environments in which the Company operates or plans to operate, and trends affecting the Company’s financial condition or results of operations, the impact of competition, the start up of certain operations, roll out of products and services and acquisition opportunities. When used herein, the words “believes,” “expects,” “plans,” “estimates” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance and achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Contact:

CONTACTS:
Henry J. Boucher, Jr.
CEO
IWT Tesoro Corporation
Phone: (203) 221-2770
Fax: 203-221-2797
Email: Email Contact

R. Nicholas Brack
Managing Director
Baxter Partners, LLC
Phone: 1-561-624-0014
Fax: 1-561-828-0964
Email: Email Contact